Exhibit 99.2
ORACLE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Oracle Corporation and BEA Systems, Inc. after giving effect to Oracle’s acquisition of BEA on April 29, 2008, debt issued to finance the BEA acquisition and for general corporate purposes (the Debt Issuance), and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined balance sheet as of February 29, 2008 is presented as if our acquisition of BEA and the Debt Issuance had occurred on February 29, 2008.
The unaudited pro forma condensed combined statements of operations for the nine months ended February 29, 2008, and year ended May 31, 2007, are presented as if the BEA acquisition and the Debt Issuance had occurred on June 1, 2006 and were carried forward through each of the aforementioned respective periods.
The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible assets, intangible assets and in-process research and development acquired.
The unaudited pro forma condensed combined financial statements do not include the effects of any future restructuring activities that pertain to our Oracle-based operations pursuant to our Fiscal 2008 Oracle Restructuring Plan. These future restructuring expenses may be material and may include costs for severance, costs of vacating facilities and costs to exit or terminate other duplicative activities. Future restructuring expenses pertaining to our Oracle-based operations are expected to be incurred over the remainder of calendar 2008 and are recorded to our operating expenses in the period that these expenses are incurred.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the BEA acquisition and the Debt Issuance been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Oracle and BEA included in the respective annual reports on Form 10-K and quarterly reports on Form 10-Q.

ORACLE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of February 29, 2008

	Historical		Pro Forma
	February 29, 2008	January 31, 2008	Adjustments		Pro Forma
(in millions)	Oracle	BEA	(Note 4)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,409	$995	$(2,171	)(A)	$7,233
Marketable securities	2,097	508	—		2,605
Trade and other receivables, net	3,655	396	—		4,051
Deferred tax assets	964	82	75	(E)	1,121
Prepaid expenses and other current assets	606	72	—		678

Total current assets	15,731	2,053	(2,096)		15,688

Non-current assets:
Property, net	1,570	195	(39	)(B)	1,726
Intangible assets, net	5,406	38	3,305	(C)	8,749
Goodwill	13,677	228	4,429	(D)	18,334
Deferred tax assets	257	130	15	(E)	402
Other assets	675	29	23	(G)	727

Total non-current assets	21,585	620	7,733		29,938

Total assets	$37,316	$2,673	$5,637		$45,626

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Commercial paper and other current borrowings	$1	$1	$1,196	(F)	$1,198
Accounts payable and other accrued liabilities	2,978	260	79	(E)(H)	3,317
Accrued restructuring	168	3	234	(I)	405
Deferred revenues	3,683	477	(252	)(J)	3,908

Total current liabilities	6,830	741	1,257		8,828

Non-current liabilities:
Notes payable and other long-term borrowings, net of current portion	6,237	1	4,996	(F)	11,234
Income taxes payable and deferred tax liabilities	2,264	152	912	(E)	3,328
Other long-term liabilities	1,170	21	—		1,191

Total non-current liabilities	9,671	174	5,908		15,753

Total stockholders’ equity	20,815	1,758	(1,528	)(K)	21,045

Total liabilities and stockholders’ equity	$37,316	$2,673	$5,637		$45,626

     See notes to unaudited pro forma condensed combined financial statements.

ORACLE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended February 29, 2008

	Historical
	Nine Months Ended		Pro Forma
	February 29, 2008	January 31, 2008	Adjustments		Pro Forma
(in millions, except per share data)	Oracle	BEA (Note 1)	(Note 4)		Combined
Revenues:
New software licenses	$4,371	$437	$—		$4,808
Software license updates and product support	7,497	590	(3	)(L)	8,084

Software revenues	11,868	1,027	(3)		12,892
Services	3,323	163	—		3,486

Total revenues	15,191	1,190	(3)		16,378

Operating expenses:
Sales and marketing	3,153	440	(5	)(L)(M)	3,588
Software license updates and product support	729	74	—	(M)	803
Cost of services	2,911	150	—	(M)	3,061
Research and development	2,007	179	(1	)(M)	2,185
General and administrative	608	124	(11	)(M)	721
Amortization of intangible assets	867	17	368	(C)	1,252
Acquisition related and other	28	—	—		28
Restructuring	14	2	—		16

Total operating expenses	10,317	986	351		11,654

Operating income	4,874	204	(354)		4,724

Interest expense	(265)	(2)	(237	)(N)	(504)
Non-operating income, net	284	45	—		329

Income before provision for income taxes	4,893	247	(591)		4,549
Provision for income taxes	1,409	68	(190	)(O)	1,287

Net income	$3,484	$179	$(401)		$3,262

Earnings per share:
Basic	$0.68	$0.45			$0.64

Diluted	$0.67	$0.43			$0.62

Weighted average common shares outstanding
Basic	5,128	400			5,128

Diluted (Note 5)	5,228	416			5,248

     See notes to unaudited pro forma condensed combined financial statements.

ORACLE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended May 31, 2007

	Historical
	Year Ended		Pro Forma
	May 31, 2007	April 30, 2007	Adjustments		Pro Forma
(in millions, except per share data)	Oracle	BEA (Note 1)	(Note 4)		Combined
Revenues:
New software licenses	$5,882	$556	$(8	)(L)	$6,430
Software license updates and product support	8,329	686	(3	)(L)	9,012

Software revenues	14,211	1,242	(11)		15,442
Services	3,785	184	—		3,969

Total revenues	17,996	1,426	(11)		19,411

Operating expenses:
Sales and marketing	3,907	563	(20	)(L)(M)	4,450
Software license updates and product support	842	96	(2	)(M)	936
Cost of services	3,349	177	(2	)(M)	3,524
Research and development	2,195	239	(6	)(M)	2,428
General and administrative	692	146	(18	)(M)	820
Amortization of intangible assets	878	45	468	(C)	1,391
Acquisition related and other	140	203	—		343
Restructuring	19	—	—		19

Total operating expenses	12,022	1,469	420		13,911

Operating income (loss)	5,974	(43)	(431)		5,500

Interest expense	(343)	(20)	(316	)(N)	(679)
Non-operating income, net	355	63	—		418

Income before provision for income taxes	5,986	—	(747)		5,239
Provision for income taxes	1,712	—	(240	)(O)	1,472

Net income	$4,274	$—	$(507)		$3,767

Earnings per share:
Basic	$0.83	$—			$0.73

Diluted	$0.81	$—			$0.71

Weighted average common shares outstanding
Basic	5,170	397			5,170

Diluted (Note 5)	5,269	413			5,287

     See notes to unaudited pro forma condensed combined financial statements.

ORACLE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
The unaudited pro forma condensed combined balance sheet as of February 29, 2008, and the unaudited pro forma condensed combined statements of operations for the nine months ended February 29, 2008, and for the year ended May 31, 2007, are based on the historical financial statements of Oracle Corporation and BEA Systems, Inc. after giving effect to Oracle’s acquisition of BEA on April 29, 2008, the Debt Issuance, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
We account for business combinations pursuant to Financial Accounting Standards Board Statement No. 141, Business Combinations. In accordance with Statement 141, we allocate the purchase price of an acquired company to the net tangible assets and intangible assets, as well as to in-process research and development, acquired based upon their estimated fair values. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible assets, intangible assets and in-process research and development acquired. In particular, the final valuations of identifiable intangible assets, restructuring activities and property values and associated tax effects may change significantly from our preliminary estimates. These changes could result in material variances between our future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.
The unaudited pro forma condensed combined financial statements do not include the effects of any future restructuring activities that pertain to our Oracle-based operations pursuant to our Fiscal 2008 Oracle Restructuring Plan. These future restructuring expenses may be material and may include costs for severance, costs of vacating facilities and costs to exit or terminate other duplicative activities. Future restructuring expenses pertaining to our Oracle-based operations are expected to be incurred over the remainder of calendar 2008 and are recorded to our operating expenses in the period that these expenses are incurred.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the BEA acquisition and the Debt Issuance been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.
The unaudited pro forma condensed combined financial statements should be read in conjunction with Oracle’s and BEA’s historical consolidated financial statements and accompanying notes included in each company’s respective annual reports on Form 10-K and quarterly reports on Form 10-Q.
Accounting Periods Presented
BEA’s historical fiscal year ended on January 31 and, for purposes of these unaudited pro forma condensed combined financial statements, its historical results have been aligned to more closely conform to Oracle’s May 31 fiscal year end as explained below. No pro forma adjustments were made to conform BEA’s accounting policies to Oracle’s accounting policies as the impact of policy differences on the unaudited pro forma condensed combined financial statements was not significant.
The unaudited pro forma condensed combined balance sheet as of February 29, 2008 is presented as if the BEA acquisition and the Debt Issuance had occurred on February 29, 2008, and due to different fiscal period ends, combines the historical balance sheet of Oracle at February 29, 2008 and the historical balance sheet of BEA at January 31, 2008.

ORACLE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (continued)
The unaudited pro forma condensed combined statements of operations of Oracle and BEA for the nine months ended February 29, 2008 and year ended May 31, 2007 are presented as if the BEA acquisition and the Debt Issuance had taken place on June 1, 2006. Due to different fiscal period ends, the pro forma statement of operations for the nine months ended February 29, 2008 combines the historical results of Oracle for the nine months ended February 29, 2008 and the historical results of BEA for the nine months ended January 31, 2008. The historical results of BEA for the nine months ended January 31, 2008 were derived by taking the historical results of operations of BEA for the year ended January 31, 2008 and subtracting BEA’s results of operations for the three months ended April 30, 2007.
The pro forma statement of operations of Oracle and BEA for the year ended May 31, 2007, due to different fiscal period ends, combines the historical results of Oracle for the year ended May 31, 2007 and the historical results of BEA for the year ended April 30, 2007. The historical results of BEA for the year ended April 30, 2007 were derived by taking the historical results of operations of BEA for the year ended January 31, 2007, subtracting BEA’s results of operations for the three months ended April 30, 2006 and adding BEA’s results of operations for the three months ended April 30, 2007.
Reclassifications
The following reclassifications have been made to the presentation of BEA’s historical statements of operations in order to conform to Oracle’s presentation:
•	Services revenues of $753 million for the nine months ended January 31, 2008 were reclassified as software license updates and product support revenues of $590 million and services revenues of $163 million. Services revenues of $870 million for the year ended April 30, 2007 were reclassified as software license updates and product support revenues of $686 million and services revenues of $184 million.
•	Cost of license fees of $41 million for the nine months ended January 31, 2008 were reclassified as amortization of intangible assets expense of $14 million and sales and marketing expense of $27 million. Cost of license fees of $69 million for the year ended April 30, 2007 were reclassified as amortization of intangible assets expense of $41 million and sales and marketing expense of $28 million.
•	Cost of services of $227 million for the nine months ended January 31, 2008 were reclassified as software license updates and product support expenses of $74 million, cost of services of $150 million and amortization of intangible assets expense of $3 million. Cost of services of $277 million for the year ended April 30, 2007 were reclassified as software license updates and product support expenses of $96 million, cost of services of $177 million and amortization of intangible assets expense of $4 million.
•	Acquisition related in-process research and development expenses of $1 million and impairment of land expense of $202 million for the year ended April 30, 2007 were reclassified to acquisition related and other expense.
2.	ACQUISITION OF BEA SYSTEMS, INC.
We acquired BEA Systems, Inc. on April 29, 2008, by means of a merger of a wholly owned subsidiary with and into BEA such that BEA became a wholly owned subsidiary of Oracle. We acquired BEA to, among other things, expand our offering of middleware products.
The estimated purchase price of and purchase price allocation for BEA, as presented below, represents our best estimates. These estimates are preliminary as we are still in the process of finalizing the majority of the amounts presented.
Preliminary Purchase Price
The total preliminary purchase price was $8.6 billion, including estimated fair values of vested BEA stock awards assumed as well as acquisition related transaction costs, and was comprised of:

(in millions, except per share amounts)
Acquisition of 430 million shares of outstanding common stock of BEA at $19.375 per share in cash	$8,340
Fair value of vested BEA stock awards assumed	247
Acquisition related transaction costs	8

Total preliminary purchase price	$8,595

ORACLE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (continued)
Fair Value Estimate of Stock Awards Assumed
As of April 29, 2008, BEA had approximately 39 million stock awards outstanding. In accordance with the Agreement and Plan of Merger dated January 16, 2008 (Merger Agreement), the conversion ratio of the number of shares to be issued for each stock award assumed was based upon a conversion ratio of 0.8904, which was calculated as the consideration price of $19.375 paid by Oracle for each BEA share of common stock outstanding divided by the average Oracle stock price for five trading days prior to the closing date of April 29, 2008.
The fair values of stock awards assumed were determined using a Black-Scholes valuation model with the following assumptions: weighted average expected life of 3.68 years, weighted average risk-free interest rate of 2.82%, expected volatility of 36% and no dividend yield. The fair values of unvested BEA stock awards will be recorded as operating expenses on a straight-line basis over the remaining service periods, while the fair values of vested options are included in the total purchase price.
Acquisition Related Transaction Costs
Acquisition related transaction costs include estimated legal and accounting fees and other external costs directly related to the acquisition.
Preliminary Purchase Price Allocation
Pursuant to our business combinations accounting policy, the total purchase price for BEA was allocated to the net tangible assets, intangible assets and in-process research and development acquired based upon their estimated fair values as of April 29, 2008, as set forth below. The excess of the purchase price over the net tangible assets, intangible assets, and in-process research and development acquired was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to change within the purchase price allocation period (generally one year from the acquisition date). The primary areas of the purchase price allocation that are not yet finalized relate to restructuring costs, property values, the valuation of intangible assets acquired, certain legal matters, income and non-income based taxes and residual goodwill. Our preliminary purchase price allocation for BEA is as follows:

(in millions)
Cash and marketable securities	$1,783
Other tangible assets	429
Intangible assets	3,343
Goodwill	4,512
Accounts payable and other liabilities	(636)
Deferred revenues	(163)
Net deferred tax liabilities	(690)
In-process research and development	17

Total preliminary purchase price allocation	$8,595

Intangible Assets
In performing our preliminary purchase price allocation, we considered, among other factors, our intention for future use of acquired assets, analyses of historical financial performance and estimates of future performance of BEA’s products. The fair values of intangible assets were calculated using an income approach and estimates and assumptions provided by both BEA and Oracle management. The rates utilized to discount net cash flows to their present values were based on our weighted average cost of capital of 9%. This discount rate was determined after consideration of our rate of return on debt capital and equity and the weighted average return on invested capital. The following table sets forth the preliminary components of intangible assets associated with the BEA acquisition:

	Preliminary
(Dollars in millions)	Fair Value	Useful Life
Software support agreements and related relationships	$1,115	8 years
Developed technology	1,119	5 years
Core technology	518	7 years
Customer relationships	530	8 years
Trademarks and other	61	6 years

Total intangible assets	$3,343

ORACLE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (continued)
Customer relationships and software support agreements and related relationships represent the underlying relationships and agreements with BEA’s customers. Developed technology is comprised of products that have reached technological feasibility and are a part of BEA’s product lines. Core technology represents a combination of BEA processes, patents and trade secrets related to the design and development of BEA’s software products. This proprietary know-how can be leveraged to develop new technology and improve our existing software products. Trademarks represent the fair value of brand and name recognition associated with the marketing of BEA’s products and services.
In-Process Research and Development
We expense in-process research and development (IPR&D) upon acquisition as it represents incomplete BEA research and development projects that had not reached technological feasibility and had no alternative future use as of the date of our acquisition. Technological feasibility is established when an enterprise has completed all planning, designing, coding, and testing activities that are necessary to establish that a product can be produced to meet its design specifications including functions, features, and technical performance requirements. The value assigned to IPR&D of $17 million was determined by considering the importance of each project to our overall development plan, estimating costs to develop the purchased IPR&D into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present values based on the percentage of completion of the IPR&D projects.
Deferred Revenues
In connection with the preliminary purchase price allocation, we have estimated the fair value of the support obligations assumed from BEA in connection with the acquisition. The estimated fair value of the support obligations was determined using a cost build-up approach. The cost build-up approach determines fair value by estimating the costs relating to fulfilling the obligations plus a normal profit margin. The sum of the costs and operating profit approximates, in theory, the amount that we would be required to pay a third party to assume the support obligations. The estimated costs to fulfill the support obligations were based on the historical direct costs related to providing the support services and to correct any errors in BEA software products. We did not include any costs associated with selling efforts or research and development or the related fulfillment margins on these costs. Profit associated with selling efforts was excluded because BEA had concluded the selling efforts on the support contracts prior to the date of our acquisition. The estimated research and development costs have not been included in the fair value determination, as these costs were not deemed to represent a legal obligation at the time of acquisition. As a result, in allocating the purchase price we recorded an adjustment to reduce the carrying value of BEA’s April 29, 2008 deferred support revenue by $252 million to reflect our estimate of the fair value of BEA’s support obligations assumed.
Pre-Acquisition Contingencies
We have evaluated and continue to evaluate pre-acquisition contingencies relating to BEA that existed as of the acquisition date. If these pre-acquisition contingencies that existed as of the acquisition date become probable in nature and estimable during the remainder of the purchase price allocation period (generally one year from the acquisition date), amounts recorded for such matters will be made in the purchase price allocation period and, subsequent to the purchase price allocation period, in our results of operations.
3.	RECENT FINANCING ACTIVITIES
Short-Term Borrowings
Commercial Paper Program
In March 2008, we increased our commercial paper program to $5.0 billion from $3.0 billion (the CP Program). The original dealer agreements entered into in February 2006 with each of Banc of America Securities LLC, JP Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch Money Markets Inc. and Merrill Lynch Pierce, Fenner & Smith Incorporated and the Issuing and Paying Agency Agreement entered into in February 2006 with JPMorgan Chase Bank, National Association, remain in effect and were not changed. Under the CP Program, we may issue and sell unsecured short-term promissory notes (Commercial Paper Notes) pursuant to a private placement exemption from the registration requirements under federal and state securities laws. In connection with the BEA acquisition, we originally issued $1.2 billion of Commercial Paper Notes.

ORACLE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (continued)
As of the original issuance date, the maturities of the Commercial Paper Notes ranged between 7 days and 32 days and the weighted average yield of the Commercial Paper Notes was 2.25%.
Long-Term Borrowings
Senior Notes
In April 2008, we issued $5.0 billion of fixed rate senior notes, of which $1.25 billion of 4.95% senior notes are due April 2013 (2013 Notes), $2.5 billion of 5.75% senior notes are due April 2018 (2018 Notes), and $1.25 billion of 6.50% senior notes are due April 2038 (2038 Notes). We issued these senior notes to finance the acquisition of BEA and for general corporate purposes. Some or all of the 2013 Notes, 2018 Notes and 2038 Notes may be redeemed at any time, subject to payment of a make-whole premium. The 2013 Notes, 2018 Notes and 2038 Notes pay interest semi-annually.
The effective interest yields of the 2013 Notes, 2018 Notes and 2038 Notes (collectively, the Senior Notes) at the date of issuance were 4.96%, 5.76% and 6.52%, respectively. The Senior Notes rank pari passu with the Commercial Paper Notes and all existing and future senior indebtedness of Oracle Corporation.
4.	PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS
The following pro forma adjustments are included in our unaudited pro forma condensed combined financial statements:
(A)	To record the following adjustments to cash and cash equivalents:

(in millions)
To record proceeds from the issuance of Commercial Paper Notes and Senior Notes, net of discounts and offering costs	$6,169
To record cash paid for BEA common stock	(8,340)

Total adjustments to cash and cash equivalents	$(2,171)

(B)	To record the difference between the historical amounts of BEA’s property, net, and preliminary fair values of the property acquired. The property for which the pro forma adjustment relates was a building that was not placed into service by BEA during the periods presented in the accompanying unaudited pro forma condensed combined statements of operations and, therefore, no corresponding pro forma adjustments for depreciation expense were made to these statements.
(C)	To record the difference between the historical amounts of BEA intangible assets, net and preliminary fair values of BEA intangible assets acquired and associated amortization expenses.

				Nine Month	Annual
	BEA			Amortization	Amortization
	Historical	Preliminary		Based Upon	Based Upon	Estimated
	Amounts,	Fair		Preliminary	Preliminary	Useful
(Dollars in millions)	Net	Values	Increase	Fair Values	Fair Values	Life
Software support agreements and related relationships	$12	$1,115	$1,103	$105	$139	8 years
Developed technology	26	1,119	1,093	168	224	5 years
Core technology	—	518	518	55	74	7 years
Customer relationships	—	530	530	50	66	8 years
Trademarks and other	—	61	61	7	10	6 years

Total intangible assets	$38	$3,343	$3,305	$385	$513

Total BEA historical amortization of intangible assets				17	45

Total increase in amortization of intangible assets				$368	$468

(D)	To eliminate BEA historical goodwill and record the preliminary estimate of goodwill for our acquisition of BEA.

ORACLE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (continued)

	BEA Historical
	Amount,	Preliminary
(in millions)	Net	Estimate	Increase
Goodwill	$228	$4,657	$4,429

(E)	To record adjustments for deferred tax liabilities related to fair values of intangible assets acquired and deferred revenue obligations assumed and to record adjustments for deferred tax assets related to fair values of property acquired and accrued restructuring liabilities. The estimated tax rates represent the weighted average tax rates of the jurisdictions in which the respective tax asset or liability is expected to be settled.

	Preliminary
	Fair Value	Estimated Tax	Deferred Tax
(Dollars in millions)	Adjustment	Rate	Asset (Liability)
Increase in intangible assets	$3,305	27.6%	$(912	)(1)
Decrease in deferred revenues	$(252)	28.3%	(71	)(2)

Deferred tax liabilities			$(983)

Decrease in property, net	$(39)	37.9%	$15	(3)
Increase in accrued restructuring	$234	32.1%	75	(4)

Deferred tax assets			$90

Net deferred tax liabilities			$(893)

(1)	Recorded to non-current deferred tax liabilities

(2)	Recorded to current other liabilities

(3)	Recorded to non-current deferred tax assets

(4)	Recorded to current deferred tax assets
(F)	To record proceeds from the issuances of the Commercial Paper Notes and Senior Notes, net of discounts.
(G)	To record the offering costs related to the Senior Notes issued. The estimated offering costs will be amortized over the weighted average borrowing period.
(H)	To accrue for estimated acquisition related transaction costs of $8 million.
(I)	To record the preliminary restructuring plan liabilities for the BEA restructuring plan. These preliminary estimates were recognized as a liability assumed in the business combination with the corresponding offset recorded to goodwill and consisted of estimated severance, excess facilities and other restructuring costs.
(J)	To record the difference between the preliminary fair values and the historical carrying amounts of BEA deferred revenues. The preliminary fair values represent amounts equivalent to the estimated costs plus an appropriate profit margin to fulfill the obligations assumed. We are currently assessing whether a fair value adjustment will be required for services obligations assumed. The estimated amounts presented for purposes of the unaudited pro forma condensed combined balance sheet are based upon the deferred revenues balances of BEA as of January 31, 2008 and do not reflect the actual fair value adjustments that were recorded as of April 29, 2008 (the date of our acquisition of BEA).

	BEA Historical	Preliminary
	Deferred	Fair
(in millions)	Revenues	Values	Decrease
Software license updates and product support	$448	$201	$(247)
Services	24	24	—
New software licenses	5	—	(5)

Total deferred revenues	$477	$225	$(252)

ORACLE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (continued)
(K)	To record the following adjustments to stockholders’ equity:

(in millions)
To record the preliminary fair values of vested BEA stock awards assumed in connection with the acquisition	$247
To record the preliminary estimate of the fair value of in-process research and development	(17)
To eliminate BEA’s historical stockholders’ equity	(1,758)

Total adjustments to stockholders’ equity	$(1,528)

We have reflected the preliminary estimate of fair value of in-process research and development as a pro forma adjustment to stockholders’ equity in the unaudited condensed combined pro forma balance sheet and not as a pro forma adjustment to the unaudited condensed combined pro forma income statements as we expect the amount to be non-recurring with respect to our acquisition of BEA. In addition, we have certain non-recurring stock-based compensation expenses that have no net impact to stockholders’ equity in our pro forma unaudited condensed combined balance sheet and are more fully described in (M) below.
(L)	To eliminate transactions between Oracle and BEA for the historical periods presented (related balance sheet amounts included in the unaudited pro forma condensed combined balance sheet were nominal). With respect to the pro forma adjustments to operating expenses, the transactions were predominantly classified as sales and marketing expenses in the historical statements of operations. Accordingly, the pro forma adjustments related to these transactions have been combined with the pro forma adjustments for sales and marketing expenses that are described in (M) to derive the total pro forma adjustments for sales and marketing expenses as presented in the unaudited pro forma condensed combined statements of operations.
(M)	To record the estimated stock-based compensation expense related to the unvested portion of BEA stock awards assumed in connection with the acquisition using the straight-line amortization method over the remaining vesting periods.

	Nine Months Ended February 29, 2008
		Stock-Based
		Compensation
	BEA Historical	Expense Based
	Stock-Based	Upon Preliminary	Decrease in Stock-Based
(in millions)	Compensation	Fair Values	Compensation Expense
Sales and marketing	$11	$9	$(2)
Software license updates and product support	2	2	—
Cost of services	2	2	—
Research and development	7	6	(1)
General and administrative	11	—	(11)

Total stock-based compensation	$33	$19	$(14)

	Year Ended May 31, 2007
		Stock-Based
		Compensation
	BEA Historical	Expense Based
	Stock-Based	Upon Preliminary	Decrease in Stock-Based
(in millions)	Compensation	Fair Values	Compensation Expense
Sales and marketing	$23	$14	$(9)
Software license updates and product support	4	2	(2)
Cost of services	5	3	(2)
Research and development	15	9	(6)
General and administrative	18	—	(18)

Total stock-based compensation	$65	$28	$(37)

ORACLE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (continued)
We assumed all of BEA’s equity plans including the rights, terms and conditions of the plans under which the stock awards were originally granted. These rights, terms and conditions include providing for accelerated vesting of unvested stock awards for eligible employees (generally, such provision applies to any BEA employee with stock awards that is terminated or constructively terminated within one year of the acquisition date, April 29, 2008). Stock-based compensation expense based upon preliminary fair values presented in the above tables and in the unaudited pro forma condensed combined statements of operations excludes the impact of $72 million of stock-based compensation expense resulting from the acceleration of stock awards that we expect to record in a short-period subsequent to the BEA acquisition date as we expect the accelerated stock-based compensation expenses to be non-recurring with respect to our acquisition of BEA. The $72 million of accelerated stock-based compensation expenses have no net impact as a pro forma adjustment to stockholders’ equity in the unaudited pro forma condensed combined balance sheet.
(N)	To record interest expense associated with the Debt Issuance, including amortization of the discount and offering costs. Interest expense reflected in the unaudited pro forma condensed combined statements of operations and in the table below assumes constant interest rates and principal amounts with those as of the date of issuance. The unaudited pro forma condensed combined statements of operations and the table below do not assume reductions in interest expense resulting from actual and anticipated principal repayments of our borrowings or changes in interest rates if we refinance our borrowings.

		Estimated
		Weighted Average	Increase in		Increase in
		Effective	Interest Expense for		Interest Expense
	Oracle Notes	Annual	Nine Months Ended		for Year Ended
(Dollars in millions)	Issued	Interest Rate	February 29, 2008		May 31, 2007
Interest expense associated with Senior Notes issued	$5,000	5.75%	$217	(1)	$289	(1)
Interest expense associated with Commercial Paper Notes issued	$1,198	2.25%	20		27

Total increase in interest expense			$237		$316

(1)	Interest expenses for the nine months ended February 29, 2008 and year ended May 31, 2007 also include amortization of debt offering costs of $1 million for the respective periods presented.
(O)	To record the pro forma income tax impact at the weighted average estimated income tax rates applicable to the jursidictions in which the pro forma adjustments are expected to be recorded. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Oracle and BEA filed consolidated income tax returns during the periods presented.

	Nine Months Ended	Year Ended
(Dollars in millions)	February 29, 2008	May 31, 2007
Total pro forma adjustments recorded to decrease income before provision for income taxes in the unaudited pro forma condensed combined statements of operations	$(591)	$(747)
Estimated provision for income taxes rates applicable to pro forma adjustments	32.1%	32.1%

Pro forma provision for income taxes adjustment	$(190)	$(240)

ORACLE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (continued)
5.	PRO FORMA EARNINGS PER SHARE
The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for additional stock awards assumed from BEA stock award plans pursuant to the treasury stock method as if those awards had been assumed as they stood at the acquisition date as of the beginning of each period presented without consideration for any subsequent award activity such as exercises and cancellations. Our acquisition of BEA had no impact to our basic weighted average common shares outstanding calculations for the unaudited pro forma condensed combined statements of operations periods presented.

	Weighted Average Common Shares Outstanding
	Nine Months Ended	Year Ended
(in millions)	February 29, 2008	May 31, 2007
Diluted weighted average common shares outstanding, as reported	5,228	5,269
Estimated dilutive effect of stock awards assumed from BEA	20	18

Diluted weighted average common shares outstanding, pro forma	5,248	5,287